UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
December 19, 2003

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MOCON, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-9273	41-0903312
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)
7500 Boone Avenue North
Minneapolis, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 493-6370
(Company's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Item 5.	Other Events

        On December 22, 2003, MOCON, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing that it has signed a definitive agreement with Ahlström Capital Oy to acquire Paul Lippke Handels-GmbH Prozess- und Laborsysteme, a German company.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued December 22, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.
December 22, 2003	By:	/s/ Robert L. Demorest

Robert L. Demorest Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
99.1	Press Release issued December 22, 2003	Filed herewith